PROSPECTUS AND			PRICING SUPPLEMENT NO. 14
PROSPECTUS SUPPLEMENT,		Effective at 10:00 AM EST
each dated October 19, 2000	Dated 17 January 2001
CUSIP: 24422EMZ9			Commission File No.: 333-39012
					Filed pursuant to Rule 424(b)(3)


		U.S. $2,050,000,000
	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES D
Due from 9 Months to 30 Years from Date of Issue
           (Floating Rate Notes)

Original Issue Date:                31 January 2001

Maturity Date:				30 January 2004

Principal Amount:				80,000,000

Interest Rate Basis:			USD-LIBOR-Telerate

Index Maturity:				3 Month

Spread:					Plus 25 Basis Points

Initial Interest Determination
Date:						29 January 2001

Day Count Convention			Actual/360

Interest Reset Dates:			Quarterly on the 30th
						Jan, Apr, Jul, Oct
						(or next business day)

Interest Determination Dates:		Two London Banking Days
						Preceding such Interest
						Reset Dates

Interest Payment Dates:			Quarterly on the 30th
						Jan, Apr, Jul, Oct
						(or next business day)

Redemption Provisions:			None

			Merrill Lynch & Co. As Agent
has offered  the Senior Notes
                                    for sale at a price of 100%
of the aggregate principal
amount of the Senior Notes


Merrill Lynch & Co.